AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is entered into as of 16th September 2009 (the "Amendment Agreement") and is supplemental to the ISDA Master Agreement and Schedule dated as of 9th January 2008, as amended from time to time (the "Master Agreement") between Hermes Investment Management Limited (the "Investment Manager") acting as agent for each of the Principals, severally and not jointly, listed in Annex A to the Master Agreement ("Party A") and HSBC Bank plc ("Party B").

WHEREAS

Party B and the Investment Manager wish to amend the Credit Support Annex to the Master Agreement (the "Credit Support Annex") in relation to BT Pension Scheme Trustees Limited as Trustee of the BT Pension Scheme in order to amend the definition of Valuation Agent in Paragraph 11(c)(i) of the Credit Support Annex.

NOW THEREFORE, in consideration of the mutual agreements contained in this Amendment Agreement, the parties agree as follows:

1. Amendments

1.1. All capitalized terms used in this Amendment Agreement without definition shall have the meanings given to such terms in the Master Agreement.

1.2. The **Credit Support Annex** for BT Pension Scheme Trustees Limited as Trustee of the BT Pension Scheme (as amended from time to time) shall be amended as follows:

Paragraph 11(c)(i) of the Credit Support Annex is deleted in its entirety and replaced as follows:

"Valuation Agent" means, for the purposes of Paragraph 2 and 4, the party making the demand under Paragraph 2, and, for the purposes of Paragraph 5(c), the Transferee, as applicable.

2. Conditions Precedent

It is a condition precedent to the effectiveness of this Amendment Agreement that, as of the date thereof, (i) all representations and warranties made under the Master Agreement are true and correct, and (ii) there exists no Event of Default or Potential Event of Default thereunder.

3. References

All references in the Master Agreement to "this Agreement" (or words or phrases of similar meaning) shall be deemed to be references to the Master Agreement as amended by this Amendment Agreement.

4. Miscellaneous

4.1. Except as specifically amended hereby, the Master Agreement shall continue in full force and effect in accordance with the provisions hereof and nothing herein contained shall be construed

as a waiver or modification of the existing rights under the Master Agreement, except as such rights are expressly modified hereby; and

4.2. **Entire Agreement.** This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof. The Amendment Agreement shall be governed by and construed in accordance with the laws of England, and may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

4.3. **Counterparts.** This Amendment Agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Hermes Investment Management Limited in its capacity as agent for and on behalf of BT PENSION SCHEME TRUSTEES LIMITED AS TRUSTEE OF THE BT PENSION SCHEME

By: ______________________
Authorised Signatory:
Title:
Date:

HSBC Bank plc

By: ______________________
Authorised Signatory:
Title: D. ROUSOS
AUTHORISED SIGNATORY
Date: 16/9/09

HSBC

HSBC BANK PLC

DELEGATED SIGNING/EXECUTION POWERS FOR ANY DEED, AGREEMENT, TERMS AND CONDITIONS AND OTHER DOCUMENTATION

I hereby certify that any agreements, terms and conditions or similar documents, including any amendments thereto, which govern, transfer or novate any or all of the under mentioned transactions are properly made or given on behalf of HSBC Bank plc if signed on or after 1st March 2007, by any one of its authorised officers whose name and specimen signature appears below. All previous authorities given in this respect are superseded from this date.

The transactions referred to above are (a)(i) any rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), whether settled by payment, delivery or otherwise or (ii) any transaction which is a type of transaction that is similar to any transaction referred to in sub-clause (a)(i) that is currently, or in the future becomes, recurrently entered into in the financial markets and that is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any "exchange for physical" transaction in respect of any commodity, (c) any negotiable instrument or security including without limitation any certificate of deposit, commercial paper, medium term note, bond, debenture and/or equity and any transaction therein or related thereto and (d) any combination of the transactions set out in sub-clauses (a), (b) and (c), in any case whether traded on exchange or otherwise and whether entered into, issued or arising on a stand-alone basis or forming part of any other structure; and any deed, agreement, terms and conditions and other documentation relating to any collateral, margining and/or security arrangement in respect of any or all of the foregoing.

For HSBC Bank plc

J H McKenzie
Company Secretary

Florence Lepicard	Daisy Chan	Dem Rousos
Severine Leroy	N/A Paulomi Shah	Sandra Nicotra
Craig Weingard	Jason A Saturno	D G Pearce
	Christine Hughes	Christian Njoku
	Stuart Downend	Felix Fan

HSBC Bank plc
Central Documentation, Level 23, 8 Canada Square, London E14 5HQ
Tel: 020-7991 8888 Fax: 020-7992 4400